                                   EXHIBIT 2

                            CERTIFICATE OF AUTHORITY
                              TO COMMENCE BUSINESS

                               STATE OF ILLINOIS

                                AUDITOR'S OFFICE


NO. 333                             (LOGO)

                        NATIONAL BANK TRUST CERTIFICATE


                                                 Springfield, FEBRUARY 15th 1928


     I, OSCAR NELSON, Auditor of Public Accounts of the State of Illinois, do hereby certify that the NATIONAL BUILDERS BANK OF CHICAGO located at CHICAGO, County of COOK and State of Illinois, a corporation organized under and by authority of the statutes of the United States governing National Banks and authority granted by the Federal Reserve Act for the purpose of accepting and executing trusts, has this day deposited in this office, securities in the sum of TWO HUNDRED THOUSAND Dollars, $200,000.00 of the character designated by
Section 6 of the Act of the Legislature of the State of Illinois entitled "An Act to provide for and regulate the administration of trusts by trust companies,"

     The said deposit is made for the benefit of the creditors of said NATIONAL BUILDERS BANK OF CHICAGO under and by virtue of the provisions of the Act above referred to and the said securities are now held by me in this office in my official capacity as such Auditor of Public Accounts, for the uses and purposes aforesaid.

     I further certify that by virtue of the Acts aforesaid, the NATIONAL BUILDERS BANK OF CHICAGO is hereby authorized to accept and execute trusts and receive deposits of trust funds under the provisions and limitations of "An Act to provide for and regulate the administration of trusts in Illinois.


               IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix the
(SEAL)         seal of my office, the day and year first above written.


                                        /s/ Oscar Nelson
                                        ----------------
                                        AUDITOR OF PUBLIC ACCOUNTS.
                                        STATE OF ILLINOIS.

                                   NO. 13146.


                           TREASURY DEPARTMENT (LOGO)

                     OFFICE OF COMPTROLLER OF THE CURRENCY


                                            Washington, D.C., NOVEMBER 29, 1927.


     WHEREAS, by satisfactory evidence presented to the undersigned, it has been made to appear that "NATIONAL BUILDERS BANK OF CHICAGO" in the CITY of CHICAGO in the County of COOK and State of ILLINOIS has complied with all the provisions of the Statutes of the United States, required to be complied with before an association shall be authorized to commence the business of Banking;

     NOW THEREFORE I, J.W. MCINTOSH, Comptroller of the Currency, do hereby certify that "NATIONAL BUILDERS BANK OF CHICAGO" in the CITY of CHICAGO in the County of COOK and State of ILLINOIS is authorized to commence the business of Banking as provided in Section Fifty one hundred and sixty nine of the Revised Statutes of the United States.


               IN TESTIMONY WHEREOF witness my hand and Seal of (SEAL) office
(SEAL)         this TWENTY-NINTH day of NOVEMBER, 1927.


                                             /s/ J.W. McIntosh
                                             -----------------
                                             Comptroller of the Currency

                    CERTIFICATE OF CHANGE OF CORPORATE TITLE


                                     (LOGO)


                                   NO. 13146.

                              TREASURY DEPARTMENT

                   OFFICE OF THE COMPTROLLER OF THE CURRENCY



                                                  WASHINGTON, D.C., MAY 1, 1940.


     WHEREAS, by satisfactory evidence presented to me, it appears that under authority of sections 2, 3, and 4, of the Act of Congress approved May 1, 1886, entitled "An Act to enable national banking associations to increase their capital stock and to change their names or location," shareholders owning two-thirds of the stock of the national banking association heretofore known as-- "NATIONAL BUILDERS BANK OF CHICAGO," located in CHICAGO, County of COOK, State of ILLINOIS, have voted to change the name of said association to-- "LASALLE NATIONAL BANK," and have complied with all the provisions of the said Act relative to national banking associations changing their name.

     NOW, THEREFORE, IT IS HEREBY CERTIFIED, that the name of the said association has been changed to-- "LASALLE NATIONAL BANK," and that such change of name is hereby approved under authority conferred by said Act.



(SEAL) IN TESTIMONY WHEREOF, witness my hand and seal of office this FIRST day of MAY, 1940.


                                          /s/
                                          --------------------------------------
                                          ACTING Comptroller of the Currency.